FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (this “Amendment”) is entered into as of March 1, 2021 by and among Snelling Staffing, LLC, a Delaware limited liability company (“Snelling Staffing”), Snelling Services, LLC, a Delaware limited liability company (“Snelling Services”), Snelling Employment, LLC, a Delaware limited liability company (“Snelling Employment”), Snelling Medical Staffing, LLC, a Delaware limited liability company (“Snelling Medical Staffing”), and Snelling Investments, Inc., a Texas corporation (“Snelling Investments”) (Snelling Staffing, Snelling Services, Snelling Employment, Snelling Medical Staffing and Snelling Investments are also referred to herein individually as a “Seller” and collectively as the “Sellers”), Snelling Holdings, LLC, a Delaware limited liability company, in its capacity as the Sellers’ Representative (the “Sellers’ Representative”), HQ Snelling Corporation, a Delaware corporation (“Buyer”), and HireQuest, Inc., a Delaware corporation (“Parent”).

WHEREAS, Sellers, Buyer, Sellers’ Representative and Parent entered into that certain Asset Purchase Agreement dated January 29, 2021 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms; References. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. All references herein to Sections, Exhibits or Schedules shall mean such Sections, Exhibits or Schedules set forth in the Agreement.

2. Amendment. The Agreement is hereby amended as follows:

a. Section 3.1(b) is hereby amended and restated in its entirety as follows:

“(b)           If the Estimated Net Working Capital exceeds the Target Net Working Capital (such excess, the “Estimated Buyer Working Capital Escrow Amount”), the Purchase Price will be increased at Closing by an amount equal to the Estimated Buyer Working Capital Escrow Amount, and at Closing Buyer will pay, or cause to be paid, the Estimated Buyer Working Capital Escrow Amount to the Escrow Agent to be held in escrow (as set forth in Sections 2.4(a), and 2.6(b)). In addition to the Estimated Buyer Working Capital Escrow Amount, the Buyer, at Closing, will fund $2,100,000 related to the Assumed Payroll Liability, which the Sellers covenant and agree to use to pay such Assumed Payroll Liability. To the extent any difference exists between the estimated Assumed Payroll Liability of $2,100,000 and the actual amount of the Assumed Payroll Liability paid by the Seller, such amount will be trued-up following Closing as set forth in footnote (1) to the Estimated Net Working Capital worksheet delivered by Sellers’ Representative pursuant to Section 3.1(a).”

b. A new Section 6.9(d) is hereby added immediately following Section 6.9(c) and shall read in its entirety as follows:

“(d)           If Buyer or any of its Affiliates (including Hire Quest, L.L.C.), or any of their Representatives contracts with or engages a third party for a novation with respect to any of Sellers’ workers’ compensation claims at any time within the thirty-six (36) months following the Closing Date, Sellers will be entitled to receive, and Buyer shall pay or shall cause its Affiliate or Representative to pay, as applicable, fifty percent (50%) of any amounts paid by or on behalf of the third party to such Person, such amount to be paid at the closing of such transaction (and in any event within five (5) Business Days following receipt) by wire transfer of immediately available funds in accordance with the wire transfer instructions designated in writing by Sellers’ Representative (on behalf of Sellers). Nothing in this Agreement shall be interpreted to require Buyer or any of its Affiliates to actively search for or entertain such third-party novation opportunities or engage in any negotiations with any such third party.”

c. Section 9.9 is hereby amended and restated in its entirety as follows:

“9.9                      Release of Indemnity Escrow Account.  On the date that is ninety (90) days following the Closing Date, Buyer and Sellers’ Representative shall jointly instruct the Escrow Agent to disburse to the Sellers’ Representative (for further distribution to the Sellers in accordance with the provisions of Schedule I hereto) from the Indemnity Escrow Account $125,000 by wire transfer of immediately available funds in accordance with the wire transfer instructions designated in writing by Sellers’ Representative. On the Interim Indemnity Escrow Release Date, Buyer and Sellers’ Representative shall jointly instruct the Escrow Agent to disburse to the Sellers’ Representative (for further distribution to the Sellers in accordance with the provisions of Schedule I hereto) from the Indemnity Escrow Account the Interim Indemnity Escrow Release Amount by wire transfer of immediately available funds in accordance with the wire transfer instructions designated in writing by Sellers’ Representative. On the Final Indemnity Escrow Release Date, Buyer and Sellers’ Representative shall jointly instruct the Escrow Agent to disburse to the Sellers’ Representative (for further distribution to the Sellers in accordance with the provisions of Schedule I hereto) from the Indemnity Escrow Account the Final Indemnity Escrow Amount by wire transfer of immediately available funds in accordance with the wire transfer instructions designated in writing by Sellers’ Representative.”

d. The definition of “Current Liabilities” in Exhibit A is hereby amended and restated as follows:

“ ‘Current Liabilities’ means (a) as of the Effective Time, the current liabilities of the Sellers that are included in the Assumed Liabilities and included in the line items set forth on Exhibit B hereto under the heading “Current Liabilities” calculated in a manner consistent with the Accounting Methodology, and (b) all amounts applied by Seacoast Business Funding to any balance owed by Sellers as a result of dishonoring payments or otherwise pursuant to that certain letter dated February 26, 2021 from Seacoast Business Funding, a Division of Seacoast National Bank to Snelling Staffing, LLC to which certain Sellers and Hire Quest, L.L.C. are signatories other than such amounts resulting from dishonored payments arising out of accounts other than Excluded Receivables.”

e. The definition of “Interim Indemnity Escrow Release Amount” in Exhibit A is hereby amended and restated as follows:

“ ‘Interim Indemnity Escrow Release Amount’ means, as of the Interim Indemnity Escrow Release Date, an amount equal to One Hundred Twenty-Five Thousand Dollars ($125,000), reduced, but not below $0, by the amount of any claims made by Buyer Indemnified Parties against the Indemnity Escrow Account that are pending and unresolved as of the Interim Indemnity Escrow Release Date in accordance with this Agreement and the Escrow Agreement.”

f. Schedule I is hereby amended and restated in its entirety by Schedule I attached to this Amendment.

g. Schedule II is hereby amended and restated in its entirety by Schedule II attached to this Amendment.

3. No Other Changes. Except as expressly provided in this Amendment, the Agreement shall remain in full force and effect upon its original terms. This Amendment and the Agreement constitute an integrated agreement with respect to the subject matter hereof and thereof. This Amendment may be amended, modified and supplemented only in accordance with the terms of the Agreement.

4. Governing Law. This Amendment will be construed and interpreted and the rights of the parties governed by the internal laws of the State of Texas, without regard to any conflict of law or choice of law principles that would apply the substantive law of another jurisdiction.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

THE SELLERS:

SNELLING STAFFING, LLC

By:
Tim Boates
Name:
Tim Boates
Title: Authorized Person

SNELLING SERVICES, LLC

By:
Tim Boates
Name:
Tim Boates
Title: Authorized Person

SNELLING EMPLOYMENT, LLC

By:
Tim Boates
Name:
Tim Boates
Title: Authorized Person

SNELLING MEDICAL STAFFING, LLC

By:
Tim Boates
Name:
Tim Boates
Title: Authorized Person

SNELLING INVESTMENTS, INC.

By:
Tim Boates
Name:
Tim Boates
Title: Authorized Person

SELLERS’ REPRESENTATIVE:

SNELLING HOLDINGS, LLC

By:
Tim Boates
Name:
Tim Boates
Title: Authorized Person

BUYER:

HQ SNELLING CORPORATION

By:
John McAnnar
Name:
John McAnnar
Title: Secretary

PARENT:

HIREQUEST, INC.

By:
John McAnnar
Name:
John McAnnar
Title: Secretary